Exhibit 99.1
NEWS RELEASE
Investor Contact:                                     Media Contact:
Jessica Greiner                                    Jack Todd
Director of Investor Relations                             Trinity Industries, Inc.
Trinity Industries, Inc.                                    214/589-8909
214/631-4420
FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Announces Record Fourth Quarter and Full Year 2013 Results

DALLAS, Texas - February 19, 2014 - Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the fourth quarter and full year ended December 31, 2013, including the following significant highlights:

•	Record fourth quarter and full year 2013 earnings per common diluted share of $1.44 and $4.75, respectively

•	Year-over-year fourth quarter and full year revenue growth of 24% and 15%, respectively, and earnings per common diluted share growth of 60% and 49%, respectively

•	Rail Group receives orders for 7,125 new railcars during the fourth quarter resulting in a backlog of 39,895 units with a value of $5.0 billion

•	Company repurchases 639,000 shares of its common stock during the quarter at a cost of $34.3 million, resulting in full-year repurchases of 2,473,000 shares at a cost of $108.2 million

•	Company issues earnings guidance for full year 2014 reflecting record results of between $6.30 and $7.00 per common diluted share, a year-over-year increase of between 33% and 47%

Trinity Industries, Inc. reported net income attributable to Trinity stockholders of $112.8 million, or $1.44 per common diluted share, for the fourth quarter ended December 31, 2013. Net income for the same quarter of 2012 was $71.3 million, or $0.90 per common diluted share. Revenues for the fourth quarter of 2013 increased 24% to $1.3 billion compared to revenues of $1.0 billion for the same quarter of 2012.

For the year ended December 31, 2013, the Company reported net income attributable to Trinity stockholders of $375.5 million, or $4.75 per common diluted share. In 2012, the Company reported net income of $255.2 million, or $3.19 per common diluted share. Revenues for the year ended December 31, 2013 were $4.4 billion, a 15% increase compared to revenues of $3.8 billion in 2012.

“I am pleased with our strong financial results for the fourth quarter and our overall performance during 2013,” said Timothy R. Wallace, Trinity’s Chairman, CEO and President.  “We achieved a number of key financial milestones, reporting record revenues, net income and earnings per share for both the fourth quarter and the full year. I am very proud of our people, whose capabilities and hard work enabled us to realign a portion of our manufacturing capacity to serve customers for products in the oil, gas, and chemical industries. During 2013, we announced two transactions with institutional investors desiring to invest in a portfolio of leased railcars, RIV 2013, a $1 billion railcar investment partnership, and Element Financial, through a $2 billion program agreement. I expect these transactions will continue to create value for the Company.”

Mr. Wallace added, “During 2014, we will continue to invest resources to position our company to pursue opportunities for infrastructure-related products that support the growing needs in the energy, chemical, transportation, and construction industries. We have a great deal of positive momentum occurring within Trinity.”

Business Group Results
In the fourth quarter of 2013, the Rail Group reported record revenues of $855.5 million and a record operating profit of $157.4 million, resulting in increases compared to the fourth quarter of 2012 of 50% and 123%, respectively. The Rail Group shipped 7,280 railcars and received orders for 7,125 railcars during the fourth quarter. The Rail Group backlog decreased slightly to $5.0 billion at December 31, 2013, representing 39,895 railcars, compared to a backlog of $5.1 billion as of September 30, 2013, representing 40,050 railcars.

During the fourth quarter of 2013, the Railcar Leasing and Management Services Group reported leasing and management revenues of $151.3 million compared to $132.6 million in the fourth quarter of 2012 due to continued growth in the lease fleet and higher rental rates. In addition, the Group recognized $39.5 million in sales of railcars from the lease fleet owned for less than a year during the fourth quarter compared to $18.1 million in the fourth quarter of 2012. Proceeds from the sale of railcars from the lease fleet owned for more than a year at the time of sale are not included in revenue and totaled $72.3 million in the fourth quarter of 2013 and $31.4 million in the fourth quarter of 2012. Operating profit for this Group was $85.5 million for the fourth quarter of 2013 compared to operating profit of $72.9 million during the fourth quarter of 2012. Included in the operating results for the fourth quarter of 2013 was $16.4 million of profit from railcar sales totaling $111.8 million compared to $15.3 million of profit from railcar sales totaling $49.5 million for the same period last year. Operating profit from operations, which excludes profit from railcar sales, increased for the three months ended December 31, 2013 compared to the same period last year due to higher rental rates and lease fleet growth.

The Inland Barge Group reported revenues of $142.9 million compared to revenues of $165.4 million in the fourth quarter of 2012. Operating profit for this Group was $27.0 million in the fourth quarter of 2013 compared to $31.2 million in the fourth quarter of 2012. The decrease in revenues and operating profit compared to last year was due to lower delivery volumes and a change in product mix during the fourth quarter of 2013 compared to the same quarter last year. The Inland Barge Group received orders of $96.5 million during the quarter, and as of December 31, 2013 had a backlog of $429.6 million compared to a backlog of $476.0 million as of September 30, 2013.

The Energy Equipment Group reported revenues of $188.5 million in the fourth quarter of 2013 compared to revenues of $167.3 million in the same quarter of 2012. Revenues increased compared to the same period in 2012 due to increased demand for storage containers offset slightly by a change in product mix in our structural wind towers business. Operating profit for the fourth quarter of 2013 increased to $17.2 million compared to $8.5 million in the same quarter last year. Structural wind towers received orders with a value of $11.5 million during the quarter, resulting in a backlog for structural wind towers as of December 31, 2013 of $553.9 million, compared to a backlog of $609.9 million as of September 30, 2013.

Revenues in the Construction Products Group were $117.5 million in the fourth quarter of 2013 compared to revenues of $109.8 million in the fourth quarter of 2012. The Group recorded an operating profit of $7.3 million in the fourth quarter of 2013 compared to an operating profit of $9.4 million in the fourth quarter of 2012. Revenues increased for the fourth quarter of 2013 compared to the same period in 2012 primarily due to higher acquisition-related volumes in our Aggregates business while operating profit decreased due to product mix changes. In March 2013, the Company completed the sale of its remaining ready-mix concrete operations which have been historically reported as a component of the Construction Products Group. This divestiture is considered a discontinued operation and, accordingly, the effects of its operations have been excluded from the Construction Products Group for financial reporting purposes.

At December 31, 2013, the Company had cash and marketable securities of $578.2 million. When combined with capacity under committed credit facilities, the Company had approximately $1.3 billion of available liquidity at the end of the fourth quarter.

Earnings Outlook
The Company anticipates earnings for the first quarter of 2014 of between $2.45 and $2.65 per common diluted share, which includes $1.00 to $1.10 of previously announced profit from railcar sales already closed during 2014 under the Company’s program agreement with Element Financial. This compares to $0.99 per common diluted share in the first quarter of 2013, which included a $0.08 per share gain on the sale of the Company's remaining ready-mix concrete operations. For the full year of 2014, the Company anticipates earnings per common diluted share of between $6.30 and $7.00 compared to full year earnings per common diluted share of $4.75 in 2013. Actual results may differ from present expectations, as noted below.

Share Repurchase
During the quarter, the Company repurchased 639,000 shares of common stock under its share repurchase authorization at a cost of $34.3 million leaving $91.8 million remaining under its current authorization through December 31, 2014.

Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on February 20, 2014 to discuss its fourth quarter and full year results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website, www.trin.net. An audio replay may be accessed through the Company's website or by dialing (402) 220-0117 until 11:59 p.m. Eastern on February 27, 2014.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a diversified industrial company that owns market-leading businesses which provide products and services to the energy, transportation, chemical, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the most recent fiscal year.
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2013	2012
Revenues	$1,256.0	$1,012.9
Operating costs:
Cost of revenues	962.7	800.9
Selling, engineering, and administrative expenses	80.2	64.6
(Gain)/loss on disposition of property, plant, and equipment:
Net gains on lease fleet sales	(10.8)	(11.2)
Disposition of flood-damaged property	—	(0.4)
Other	(0.5)	0.1
	1,031.6	854.0
Operating profit	224.4	158.9
Interest expense, net	45.1	50.7
Other (income) expense	(0.5)	0.2
Income before income taxes	179.8	108.0
Provision for income taxes	60.9	37.0
Net income from continuing operations	118.9	71.0
Net gain on sale of discontinued operations	—	—
Net income (loss) from discontinued operations	0.4	(0.2)
Net income	119.3	70.8
Net income (loss) attributable to noncontrolling interest	6.5	(0.5)
Net income attributable to Trinity Industries, Inc.	$112.8	$71.3

Net income attributable to Trinity Industries, Inc. per common share:
Basic
Continuing operations	$1.43	$0.90
Discontinued operations	0.01	—
	$1.44	$0.90
Diluted
Continuing operations	$1.43	$0.90
Discontinued operations	0.01	—
	$1.44	$0.90
Weighted average number of shares outstanding:
Basic	75.9	76.8
Diluted	76.0	76.9

Operating profit from sales of railcars owned one year or less at the time of sale included in revenues and cost of revenues was $5.6 million and $4.1 million for the three months ended December 31, 2013 and 2012, respectively.

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Year Ended December 31,
	2013	2012
Revenues	$4,365.3	$3,811.9
Operating costs:
Cost of revenues	3,322.3	3,051.5
Selling, engineering, and administrative expenses	291.3	224.1
(Gain)/loss on disposition of property, plant, and equipment:
Net gains on lease fleet sales	(20.4)	(33.5)
Disposition of flood-damaged property	—	(0.4)
Other	(0.8)	(4.6)
	3,592.4	3,237.1
Operating profit	772.9	574.8
Interest expense, net	185.2	193.2
Other (income) expense	(2.8)	(4.3)
Income before income taxes	590.5	385.9
Provision for income taxes	204.4	134.0
Net income from continuing operations	386.1	251.9
Net gain on sale of discontinued operations	7.1	—
Net income (loss) from discontinued operations	(0.8)	1.8
Net income	392.4	253.7
Net income (loss) attributable to noncontrolling interest	16.9	(1.5)
Net income attributable to Trinity Industries, Inc.	$375.5	$255.2

Net income attributable to Trinity Industries, Inc. per common share:
Basic
Continuing operations	$4.68	$3.18
Discontinued operations	0.08	0.02
	$4.76	$3.20
Diluted
Continuing operations	$4.67	$3.17
Discontinued operations	0.08	0.02
	$4.75	$3.19
Weighted average number of shares outstanding:
Basic	76.4	77.3
Diluted	76.5	77.5

Operating profit from sales of railcars owned one year or less at the time of sale included in revenues and cost of revenues was $9.1 million and $24.8 million for the years ended December 31, 2013 and 2012, respectively.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended December 31,
Revenues:	2013	2012
Rail Group	$855.5	$571.1
Construction Products Group	117.5	109.8
Inland Barge Group	142.9	165.4
Energy Equipment Group	188.5	167.3
Railcar Leasing and Management Services Group	190.8	150.7
All Other	23.6	20.3
Segment Totals before Eliminations	1,518.8	1,184.6
Eliminations - lease subsidiary	(196.0)	(105.1)
Eliminations - other	(66.8)	(66.6)
Consolidated Total	$1,256.0	$1,012.9

	Three Months Ended December 31,
Operating profit (loss):	2013	2012
Rail Group	$157.4	$70.7
Construction Products Group	7.3	9.4
Inland Barge Group	27.0	31.2
Energy Equipment Group	17.2	8.5
Railcar Leasing and Management Services Group	85.5	72.9
All Other	(5.7)	(3.1)
Segment Totals before Eliminations and Corporate Expenses	288.7	189.6
Corporate	(23.5)	(17.9)
Eliminations - lease subsidiary	(40.0)	(13.6)
Eliminations - other	(0.8)	0.8
Consolidated Total	$224.4	$158.9

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Year Ended December 31,
Revenues:	2013	2012
Rail Group	$2,867.5	$2,013.0
Construction Products Group	525.0	483.7
Inland Barge Group	576.7	675.2
Energy Equipment Group	665.4	558.6
Railcar Leasing and Management Services Group	645.4	647.1
All Other	86.6	81.4
Segment Totals before Eliminations	5,366.6	4,459.0
Eliminations - lease subsidiary	(756.5)	(485.9)
Eliminations - other	(244.8)	(161.2)
Consolidated Total	$4,365.3	$3,811.9

	Year Ended December 31,
Operating profit (loss):	2013	2012
Rail Group	$489.7	$199.0
Construction Products Group	52.6	44.8
Inland Barge Group	96.0	124.7
Energy Equipment Group	61.4	18.2
Railcar Leasing and Management Services Group	296.8	300.9
All Other	(13.7)	(10.2)
Segment Totals before Eliminations and Corporate Expenses	982.8	677.4
Corporate	(73.4)	(51.5)
Eliminations - lease subsidiary	(135.4)	(50.8)
Eliminations - other	(1.1)	(0.3)
Consolidated Total	$772.9	$574.8

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2013	December 31, 2012
Cash and cash equivalents	$428.5	$573.0
Short-term marketable securities	149.7	—
Receivables, net of allowance	372.7	390.0
Inventories	814.7	702.1
Restricted cash	260.7	223.2
Net property, plant, and equipment	4,770.6	4,299.0
Goodwill	278.2	240.4
Assets held for sale and discontinued operations	—	27.9
Other assets	238.3	214.3
	$7,313.4	$6,669.9

Accounts payable	$216.3	$188.2
Accrued liabilities	567.4	583.1
Debt, net of unamortized discount of $74.1 and $87.5	2,989.8	3,055.0
Deferred income	40.8	44.5
Deferred income taxes	650.7	572.4
Other liabilities	99.3	85.4
Liabilities held for sale and discontinued operations	—	3.7
Stockholders' equity	2,749.1	2,137.6
	$7,313.4	$6,669.9

Certain prior year balances have been reclassified to conform to the 2013 presentation.

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31, 2013	December 31, 2012
Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$1,418.9	$1,260.1
Accumulated depreciation	(748.3)	(720.8)
	670.6	539.3
Leasing:
Wholly-owned subsidiaries:
Machinery and other	10.3	9.6
Equipment on lease	3,509.1	3,157.5
Accumulated depreciation	(554.8)	(468.4)
	2,964.6	2,698.7
Partially-owned subsidiaries:
Equipment on lease	1,887.2	1,661.0
Accumulated depreciation	(202.1)	(153.8)
	1,685.1	1,507.2

Net deferred profit on railcars sold to the Leasing Group	(549.7)	(446.2)
	$4,770.6	$4,299.0
Leasing portfolio information:
Portfolio size (number of railcars)	75,685	71,455
Portfolio utilization	99.5%	98.6%

Certain prior year balances with respect to RIV 2013 have been reclassified as pertaining to a partially-owned subsidiary to conform to the 2013 presentation.

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31, 2013	December 31, 2012
Debt
Corporate - Recourse:
Revolving credit facility	$—	$—
Convertible subordinated notes	450.0	450.0
Less: unamortized discount	(74.1)	(87.5)
	375.9	362.5
Other	0.9	1.2
	376.8	363.7
Leasing:
Wholly-owned subsidiaries:
Recourse:
Capital lease obligations	42.2	45.8
Term loan	—	48.6
	42.2	94.4
Non-recourse:
Secured railcar equipment notes	766.6	806.5
Warehouse facility	152.0	173.6
Promissory notes	396.1	424.1
	1,314.7	1,404.2
Partially-owned subsidiaries - Non-recourse:
Senior secured notes	—	170.0
Less: Owned by Trinity	—	(108.8)
	—	61.2
Secured railcar equipment notes	1,256.1	1,131.5
	1,256.1	1,192.7
	$2,989.8	$3,055.0

Certain prior year balances with respect to RIV 2013 have been reclassified as pertaining to a partially-owned subsidiary to conform to the 2013 presentation.

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31, 2013	December 31, 2012
Leasing Debt Summary
Total Recourse Debt	$42.2	$94.4
Total Non-Recourse Debt(1)	2,570.8	2,596.9
	$2,613.0	$2,691.3
Total Leasing Debt
Wholly-owned subsidiaries	$1,356.9	$1,498.6
Partially-owned subsidiaries(1)	1,256.1	1,192.7
	$2,613.0	$2,691.3
Equipment on Lease(2)
Wholly-owned subsidiaries	$2,964.6	$2,698.7
Partially-owned subsidiaries	1,685.1	1,507.2
	$4,649.7	$4,205.9
Total Leasing Debt as a % of Equipment on Lease
Wholly-owned subsidiaries	45.8%	55.5%
Partially-owned subsidiaries	74.5%	79.1%
Combined	56.2%	64.0%

Certain prior year balances with respect to RIV 2013 have been reclassified as pertaining to a partially-owned subsidiary to conform to the 2013 presentation.

(1) Excludes TRIP Holdings' Senior Secured Notes owned by Trinity and eliminated in consolidation.
(2) Excludes net deferred profit on railcars sold to the Leasing Group.

Trinity Industries, Inc.
Condensed Consolidated Cash Flow Statements
(in millions)
(unaudited)

	Year Ended December 31,
	2013	2012
Operating activities:
Net income	$392.4	$253.7
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(6.3)	(1.8)
Depreciation and amortization	211.5	193.7
Net gains on sales of railcars owned more than one year at the time of sale	(20.4)	(33.5)
Other	107.9	177.2
Changes in assets and liabilities:
(Increase) decrease in receivables	17.2	2.7
(Increase) decrease in inventories	(95.6)	(128.0)
Increase (decrease) in accounts payable and accrued liabilities	101.4	108.8
Other	(45.9)	(45.4)
Net cash provided by operating activities	662.2	527.4
Investing activities:
Proceeds from sales of railcars owned more than one year at the time of sale	131.6	126.3
Proceeds from disposition of property, plant, and equipment	3.7	16.8
Capital expenditures - leasing, net of sold railcars owned one year or less with a net cost of $49.4 and $93.8	(581.1)	(352.6)
Capital expenditures - manufacturing and other	(149.9)	(116.6)
(Increase) decrease in short-term marketable securities	(149.7)	—
Acquisitions	(73.2)	(46.2)
Other	0.6	60.9
Net cash required by investing activities	(818.0)	(311.4)
Financing activities:
Payments to retire debt	(262.1)	(378.4)
Proceeds from issuance of debt	175.0	443.8
Shares repurchased	(103.2)	(45.2)
Dividends paid to common shareholders	(39.3)	(31.7)
Proceeds from sale of interests in partially-owned leasing subsidiaries	296.7	—
Repurchase of noncontrolling interest	(84.0)	—
Net contributions from noncontrolling interest	40.0	—
Other	(11.8)	17.4
Net cash provided by financing activities	11.3	5.9
Net increase (decrease) in cash and cash equivalents	(144.5)	221.9
Cash and cash equivalents at beginning of period	573.0	351.1
Cash and cash equivalents at end of period	$428.5	$573.0

Certain prior year balances have been reclassified to conform to the 2013 presentation.

Trinity Industries, Inc.
Earnings per Share Calculation
(in millions, except per share amounts)
(unaudited)
Basic net income attributable to Trinity Industries, Inc. per common share is computed by dividing net income attributable to Trinity remaining after allocation to unvested restricted shares by the weighted average number of basic common shares outstanding for the period.

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
	Income (Loss)	Average Shares	EPS	Income (Loss)	Average Shares	EPS
Net income from continuing operations	$118.9			$71.0
Less: net income (loss) from continuing operations attributable to noncontrolling interest	6.5			(0.5)
Net income from continuing operations attributable to Trinity Industries, Inc.	112.4			71.5
Unvested restricted share participation	(3.7)			(2.1)
Net income from continuing operations attributable to Trinity Industries, Inc. - basic	108.7	75.9	$1.43	69.4	76.8	$0.90
Effect of dilutive securities: Stock options	—	0.1		—	0.1
Net income from continuing operations attributable to Trinity Industries, Inc. - diluted	$108.7	76.0	$1.43	$69.4	76.9	$0.90
Net income (loss) from discontinued operations, net of taxes	$0.4			$(0.2)
Unvested restricted share participation	—			—
Net income (loss) from discontinued operations, net of taxes - basic	0.4	75.9	$0.01	(0.2)	76.8	$—
Effect of dilutive securities: Stock options	—	0.1		—	0.1
Net income (loss) from discontinued operations, net of taxes - diluted	$0.4	76.0	$0.01	$(0.2)	76.9	$—

	Year Ended December 31, 2013			Year Ended December 31, 2012
	Income (Loss)	Average Shares	EPS	Income (Loss)	Average Shares	EPS
Net income from continuing operations	$386.1			$251.9
Less: net income (loss) from continuing operations attributable to noncontrolling interest	16.9			(1.5)
Net income from continuing operations attributable to Trinity Industries, Inc.	369.2			253.4
Unvested restricted share participation	(12.0)			(7.7)
Net income from continuing operations attributable to Trinity Industries, Inc. - basic	357.2	76.4	$4.68	245.7	77.3	$3.18
Effect of dilutive securities: Stock options	—	0.1		—	0.2
Net income from continuing operations attributable to Trinity Industries, Inc. - diluted	$357.2	76.5	$4.67	$245.7	77.5	$3.17
Net income (loss) from discontinued operations, net of taxes	$6.3			$1.8
Unvested restricted share participation	(0.2)			(0.1)
Net income (loss) from discontinued operations, net of taxes - basic	6.1	76.4	$0.08	1.7	77.3	$0.02
Effect of dilutive securities: Stock options	—	0.1		—	0.2
Net income (loss) from discontinued operations, net of taxes - diluted	$6.1	76.5	$0.08	$1.7	77.5	$0.02

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization including goodwill impairment charges. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation are, however, derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We believe EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended December 31,
	2013	2012

Net income from continuing operations	$118.9	$71.0
Add:
Interest expense	45.8	51.1
Provision for income taxes	60.9	37.0
Depreciation and amortization expense	55.3	49.2
Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$280.9	$208.3

	Year Ended December 31,
	2013	2012

Net income from continuing operations	$386.1	$251.9
Add:
Interest expense	187.3	194.7
Provision for income taxes	204.4	134.0
Depreciation and amortization expense	211.5	193.7
Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$989.3	$774.3

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